INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer Enterprise Fund:


We consent to the use of our report dated September 23, 1996 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.




/s/ KPMG Peat Marwick LLP
--------------------------------
KPMG Peat Marwick LLP


Denver, Colorado
December 11, 1996